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                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-45533 and No. 333-39289 and Forms S-8 No. 333-37121 and No.
333-06869) of Equity Residential Properties Trust and in the related Prospectuses of our report dated February 26, 1998, except for Note 24, as to which the date is March 12, 1998, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                       /s/ Ernst & Young LLP

                                       Ernst & Young LLP



Chicago, Illinois
March 19, 1998